UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

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Date of report (Date of earliest event reported) January 20, 2006 (January 19, 2006)

Cendant Corporation

(Exact name of Registrant as specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation) 9 West 57th Street New York, NY (Address of principal executive office)	1-10308 (Commission File No.)	06-0918165 (I.R.S. Employer Identification Number) 10019 (Zip Code)

Registrant's telephone number, including area code (212) 413-1800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 19, 2006, our Cendant Rental Car Funding (AESOP) LLC subsidiary (the “Issuer”) issued $600,000,000 aggregate principal amount of Series 2006-1 Floating Rate Rental Car Asset Backed Notes due 2011 bearing interest at LIBOR plus 0.22% per annum (the “Series 2006-1 Notes”). The Issuer issued the Series 2006-1 Notes under the Series 2006-1 Supplement (the “Indenture Supplement”), dated January 19, 2006, between the Issuer and The Bank of New York, as trustee and as Series 2006-1 Agent, to the Second Amended and Restated Base Indenture (the “Base Indenture”), dated as of June 3, 2004, between the Issuer and The Bank of New York, as trustee, as amended by Supplemental Indenture No. 1 (“Supplemental Indenture”), dated as of December 23, 2005, between the Issuer and The Bank of New York, as trustee.

The Supplemental Indenture amended defined terms and added new defined terms to the Base Indenture. In connection with such amendment, we also amended the Second Amended and Restated Loan Agreement among AESOP Leasing L.P., as Borrower, Quartx Fleet Management, Inc., as a Permitted Nominee, PV Holding Corp., as a Permitted Nominee and Cendant Rental Car Funding (AESOP) LLC (formerly known as AESOP Funding II L.L.C.), as Lender (the “Loan Amendment”) and the Second Amended and Restated Master Motor Vehicle Operating Lease Agreement between AESOP Leasing L.P., as Lessor and Cendant Rental Car Group, Inc. (now known as Cendant Car Rental Group, LLC), as Lessee and as Administrator (the “Lease Amendment”). The Supplemental Indenture, Loan Amendment and Lease Amendment are attached hereto as exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein. We include the Supplemental Indenture together with the other amendments so that investors may fully understand the terms of the Series 2006-1 Notes.

The Series 2006-1 Notes are secured under the Base Indenture primarily by vehicles, the majority of which are subject to manufacturer repurchase obligations, and other related assets. In addition, the payment of interest on, and principal of, the Series 2006-1 Notes are insured by a note guaranty insurance policy issued by MBIA Insurance Corporation. A copy of the Indenture Supplement is attached hereto as Exhibit 10.4 and is incorporated by reference herein.

Certain of the initial purchasers of the Series 2006-1 Notes and the trustee, and their respective affiliates, have performed and may in the future perform, various commercial banking, investment banking and other financial advisory services for us and our subsidiaries for which they have received, and will receive, customary fees and expenses.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Supplemental Indenture No. 1 to the Base Indenture, dated as of December 23, 2005, between Cendant Rental Car Funding (AESOP) LLC, as issuer and The Bank of New York, as trustee.
10.2
First Amendment to the Second Amended and Restated Loan Agreement, dated as of December 23, 2005, among AESOP Leasing L.P., as Borrower, Quartx Fleet Management, Inc., as a Permitted Nominee, PV Holding Corp., as a Permitted Nominee and Cendant Rental Car Funding (AESOP) LLC (formerly known as AESOP Funding II L.L.C.), as Lender.

10.3
First Amendment to the Second Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of December 23, 2005, between AESOP Leasing L.P., as Lessor and Cendant Rental Car Group, Inc. (now known as Cendant Car Rental Group, LLC), as Lessee and as Administrator.

10.4
Series 2006-1 Supplement, dated January 19, 2006, between Cendant Rental Car Funding (AESOP) LLC, as issuer and The Bank of New York, as trustee and as Series 2006-1 Agent, to the Second Amended and Restated Base Indenture (the “Base Indenture”), dated as of June 3, 2004, between Cendant Rental Car Funding (AESOP) LLC, as issuer and The Bank of New York, as trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENDANT CORPORATION
By:	/s/ Eric J. Bock
Eric J. Bock Executive Vice President, Law and Corporate Secretary

Date: January 20, 2006

CENDANT CORPORATION
CURRENT REPORT ON FORM 8-K
Report Dated January 20, 2006 (January 19, 2006)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Supplemental Indenture No. 1 to the Base Indenture, dated as of December 23, 2005, between Cendant Rental Car Funding (AESOP) LLC, as issuer and The Bank of New York, as trustee.
10.2
First Amendment to the Second Amended and Restated Loan Agreement, dated as of December 23, 2005, among AESOP Leasing L.P., as Borrower, Quartx Fleet Management, Inc., as a Permitted Nominee, PV Holding Corp., as a Permitted Nominee and Cendant Rental Car Funding (AESOP) LLC (formerly known as AESOP Funding II L.L.C.), as Lender.

10.3
First Amendment to the Second Amended and Restated Master Motor Vehicle Operating Lease Agreement, dated as of December 23, 2005, between AESOP Leasing L.P., as Lessor and Cendant Rental Car Group, Inc. (now known as Cendant Car Rental Group, LLC), as Lessee and as Administrator.

10.4
Series 2006-1 Supplement, dated January 19, 2006, between Cendant Rental Car Funding (AESOP) LLC, as issuer and The Bank of New York, as trustee and as Series 2006-1 Agent, to the Second Amended and Restated Base Indenture (the “Base Indenture”), dated as of June 3, 2004, between Cendant Rental Car Funding (AESOP) LLC, as issuer and The Bank of New York, as trustee.